    Exhibit 99.1
CIRCOR Reports Third Quarter 2021 Results

Burlington, MA – November 12, 2021

CIRCOR International, Inc. (NYSE: CIR), one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets, today announced GAAP and adjusted financial results for the third quarter ended October 3, 2021.

Third Quarter 2021 Overview:
•Backlog of $435 million, up 15% YTD, driven by strong demand across Industrial end markets
•Orders of $194M, up 16% reported and 15% organically
◦Industrial orders of $140 million, up 30% reported and 28% organically
◦Aerospace & Defense orders of $54 million, down (9)% reported and (10)% organically
•Revenue of $191 million, up 2% reported and 1% organically, was adversely impacted by $(10) million due to global supply chain, logistics, and labor constraints late in the third quarter
◦Industrial revenue of $129 million, up 4% reported and 3% organically
◦Aerospace & Defense revenue of $61 million, down (1)% reported and (2)% organically
•GAAP operating margin of 3.5%; Adjusted operating margin of 10.1%, up 80 bps
•GAAP earnings per share of $0.06; Adjusted earnings per share of $0.50, up 39%
•GAAP operating cash flow of $11 million; Free cash flow of $7 million, up $7 million

CIRCOR President and CEO Scott Buckhout said, “Our team delivered solid third quarter 2021 results with 15% organic orders growth, 80 basis points of margin expansion, and a 39% increase in adjusted earnings. While global supply chain constraints adversely impacted our 3Q results and 4Q outlook, we remain encouraged by robust demand for our Industrial products and strong positions on growing Aerospace & Defense programs.”

Mr. Buckhout continued, “Despite the near term macro challenges, our focus remains on our long term strategic priorities. We plan to deliver 45 new products for our customers in 2021 that will drive future organic growth and margin expansion. In addition, our teams have accelerated price increases across product lines in order to mitigate the impact of higher inflation. And finally, we continue to use our free cash flow to pay down debt in order to achieve a net debt to adjusted EBITDA ratio of 2.0 to 2.5.”

Mr. Buckhout concluded, “Our $435 million backlog positions us well for organic revenue, earnings, and free cash flow growth, and we continue to drive long-term value creation for employees, customers, and shareholders.”

4Q'21 Guidance Update

In the fourth quarter of 2021, CIRCOR expects organic revenue to increase by 1 to 3% which reflects $(15) million of delayed revenue due to global supply chain, logistics, and labor challenges. Industrial revenue is expected to increase by 3 to 6% driven by aftermarket volume, and Aerospace & Defense revenue is expected to be down (5) to 0% with growth in both Commercial Aerospace and Defense aftermarket sales offset by lower large Defense program shipments. In addition, CIRCOR expects adjusted EPS of $0.60 to $0.65 and free cash flow conversion of 85 to 105% ($10 to $15 million).

2021 Guidance Update

For the full year of 2021, CIRCOR expects organic revenue to decrease by (2) to (0)% (previously 2 to 4%) which reflects $(25) million of delayed revenue due to global supply chain, logistics, and labor challenges. Reported revenue growth for 2021 is expected to be between (1) to 1%. Adjusted EPS is now expected to be of $1.69 to $1.74 (previously $2.10 to $2.30) driven by our lower revenue outlook and the impact of continued inflationary pressure. Finally, we expect adjusted net income to free cash flow conversion to be 15% to 25% as supply chain issues delay the completion of in-process projects and adversely impact the timing of customer collections.

Presentation slides that provide supporting information to this guidance and first-quarter results are posted on the “Investors” section of the Company’s website and will be discussed during the conference call at 9:00 a.m. ET today.

Conference Call Information
CIRCOR International will hold a conference call to review its financial results at 9:00 a.m. ET today, November 12, 2021. To listen to the live conference call and view the accompanying presentation slides, please visit “Webcasts & Presentations” in the “Investors” portion of CIRCOR’s website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. Participants are encouraged to dial in to the call at least 15 minutes prior to the start time. The webcast will be archived on the Company’s website for one year.

Selected Preliminary Consolidated Results

($ millions except EPS)	Q3 2021	Q3 2020	Change	Q3 YTD 2021	Q3 YTD 2020	Change
Orders	193.7	166.6	16%	630.6	567.7	11%
Orders - excluding divested businesses[1]	193.7	166.6	16%	630.6	563.2	12%
Revenue	$190.8	$186.6	2%	$561.8	$564.9	-1%
Revenue - excluding divested businesses[1]	190.8	186.6	2%	561.8	560.0	—%
GAAP operating (loss) income	6.7	4.4	51%	2.1	(70.4)	103%
Adjusted operating income[2]	19.3	17.3	11%	46.3	44.3	5%
GAAP operating margin	3.5%	2.4%	110 bps	0.4%	(12.5)%	1290 bps
Adjusted operating margin[2]	10.1%	9.3%	80 bps	8.2%	7.8%	40 bps
Adjusted operating margin ex divestitures[2]	10.1%	9.3%	80 bps	8.2%	7.9%	30 bps
GAAP earnings (loss) per share (diluted)	$0.06	$(2.93)	102%	$(1.07)	$(8.59)	88%
Adjusted earnings per share (diluted)[2]	$0.50	$0.36	39%	$1.10	$0.78	41%
Operating cash flow	11.4	2.5	362%	4.7	(46.4)	110%
Free cash flow[3]	6.8	0.1	n/a	(5.9)	(55.6)	89%

Segment Results

($ in millions)	Q3 2021	Q3 2020	Change	Q3 YTD 2021	Q3 YTD 2020	Change
Aerospace & Defense
Orders	$54.0	$59.1	-9%	$181.3	$207.8	-13%
Revenue	61.5	62.2	-1%	182.2	190.0	-4%
Segment operating income	14.9	14.8	1%	37.7	40.4	-7%
Segment operating margin	24.2%	23.7%	50 bps	20.7%	21.3%	-60 bps

Industrial
Orders	$139.7	$107.5	30%	$449.3	$359.9	25%
Orders - excluding divested businesses[1]	139.7	107.5	30%	449.3	355.5	26%
Revenue	129.3	124.4	4%	379.5	374.9	1%
Revenue - excluding divested businesses[1]	129.3	124.4	4%	379.5	370.0	3%
Segment operating income	11.3	9.8	15%	31.4	27.4	15%
Segment operating margin (adjusted)	8.7%	7.9%	80 bps	8.3%	7.4%	90 bps

1.Orders and revenue excluding divested businesses are non-GAAP measures and are calculated by subtracting the orders and revenues generated by the divested businesses during the periods prior to their divestiture from reported orders and revenues. Divested businesses include Instrumentation & Sampling (all Industrial) which was sold during Q1 2020.
2.Adjusted consolidated and segment results for Q3 2021 exclude net income from discontinued operations of $2.5 million and net loss from non-cash acquisition-related intangible amortization, special and restructuring charges totaling $12.6 million. These charges include: (i) $11.8 million for non-cash acquisition-related intangible amortization and depreciation expense; and (ii) $0.8 million of other special and restructuring recoveries. Adjusted consolidated and segment results for Q3 2020 exclude net income from discontinued operations of $0.3 million and net loss from non-cash acquisition-related intangible amortization, special and restructuring charges totaling $12.9 million. These charges include: (i) $11.6 million for non-cash acquisition-related intangible amortization and depreciation expense; (ii) $0.8 million of professional fees and other costs associated with restructuring and cost reductions; and (iii) $0.5 million of other special and restructuring charges. It also excludes the Q3 2020 charge for valuation allowance against deferred tax assets by virtue of using an effective tax rate in the adjusted results which is a $53.3 million adjustment to taxes.
3.Free cash flow is a non-GAAP financial measure and is calculated by subtracting GAAP capital expenditures, net of proceeds from asset sales, from GAAP operating cash flow.

Use of Non-GAAP Financial Measures

Adjusted operating income, adjusted operating margin, adjusted net income, adjusted earnings per share (diluted), EBITDA, adjusted EBITDA, net debt, free cash flow and organic growth (and such measures further excluding discontinued operations) are non-GAAP financial measures. These non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s current operating performance and future prospects in the same manner as management does, if they so choose. These non-GAAP financial measures also allow investors and others to compare the Company’s current financial results with the Company’s past financial results in a consistent manner. For example:
We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.
We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory and fixed-asset step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs.
We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives up to 25 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.
We also exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements. We exclude the results of discontinued operations.
We exclude goodwill impairment charges. We exclude these costs because we do not believe they are indicative of our normal operating costs.
Due to the significance of recently sold businesses and to provide a comparison of changes in our orders and revenue, we also discuss these changes on an “organic” basis. Organic is calculated assuming the divestitures completed prior to October 3, 2021 were completed on January 1, 2020 and excluding the impact of changes in foreign currency exchange rates.
CIRCOR’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s operating performance and comparing such performance to that of prior periods and to the performance of our peers. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process, including for compensation purposes.
Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is included in this news release.

Safe Harbor Statement
This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions, which are predictions of or indicate future events and trends and which do not relate to historical matters, identify forward-looking statements, although not all forward-looking statements are accompanied by such words. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Forward-looking statements, including statements about outlook for the fourth quarter, the expected and potential direct or indirect impacts of the COVID-19 pandemic on our business, the realization of cost reductions from restructuring activities and expected synergies, the number of new product launches and future cash flows from operating activities, involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the duration and severity of the COVID-19 pandemic and its impact on the global economy; changes in the price of and demand for oil and gas in both domestic and international markets; any adverse changes in governmental policies; variability of raw material and component pricing; changes in our suppliers’ performance; fluctuations in foreign currency exchange rates; changes in tariffs or other taxes related to doing business internationally; our ability to hire and retain key personnel; our ability to operate our manufacturing facilities at efficient levels including our ability to prevent cost overruns and reduce costs; our ability to generate increased cash by reducing our working capital; our prevention of the accumulation of excess inventory; our ability to successfully implement our divestiture; restructuring or simplification strategies; fluctuations in interest rates; our ability to successfully defend product liability actions; as well as the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, natural disasters, terrorist attacks and other similar matters. We advise you to read further about these and other risk factors set forth in Part II, Item 1A of this Quarterly Report on Form 10-Q and Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2020, which is filed with the Securities and Exchange Commission ("SEC") and is available on the SEC's website at www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.
CIRCOR International is one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets. The Company has a product portfolio of market-leading brands serving its customers’ most demanding applications.  CIRCOR markets its solutions directly and through various sales partners to more than 14,000 customers in approximately 100 countries.  The Company has a global presence with approximately 3,200 employees and is headquartered in Burlington, Massachusetts. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Contact:
Alex Maki
Vice President - FP&A and Investor Relations
CIRCOR International
(781) 270-1200

CIRCOR INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020

Net revenues	$190,782	$186,640	$561,783	$564,920
Cost of revenues	130,027	130,630	385,061	389,905
Gross profit	60,755	56,010	176,722	175,015
Selling, general and administrative expenses	53,265	50,652	167,792	164,948
Goodwill impairment charge	—	—	—	116,182
Special and restructuring charges (recoveries), net	814	938	6,808	(35,747)
Operating income (loss)	6,676	4,420	2,122	(70,368)
Other expense (income), net:
Interest expense, net	7,997	8,202	24,325	25,699
Other expense (income), net	134	765	(2,543)	229
Total other expense, net	8,131	8,967	21,782	25,928
Income (loss) from continuing operations before income taxes	(1,455)	(4,547)	(19,660)	(96,296)
(Benefit from) provision for income taxes	(92)	54,318	3,268	40,923
Income (loss) from continuing operations, net of tax	$(1,363)	$(58,865)	$(22,928)	$(137,219)
Income (loss) from discontinued operations, net of tax	$2,510	$341	$1,393	$(34,345)
Net income (loss)	$1,147	$(58,524)	$(21,535)	$(171,564)

Basic income (loss) per common share:
Basic from continuing operations	$(0.07)	$(2.94)	$(1.14)	$(6.87)
Basic from discontinued operations	$0.12	$0.02	$0.07	$(1.72)
Net income (loss)	$0.06	$(2.93)	$(1.07)	$(8.59)
Diluted income (loss) per common share:
Diluted from continuing operations	$(0.07)	$(2.94)	$(1.14)	$(6.87)
Diluted from discontinued operations	$0.12	$0.02	$0.07	$(1.72)
Net income (loss)	$0.06	$(2.93)	$(1.07)	$(8.59)

Weighted average number of common shares outstanding:
Basic	20,257	20,001	20,181	19,975
Diluted	20,257	20,001	20,181	19,975

CIRCOR INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Nine Months Ended
	October 3, 2021	September 27, 2020
OPERATING ACTIVITIES
Net loss	$(21,535)	$(171,564)
Income (loss) from discontinued operations, net of income taxes	1,393	(34,345)
Loss from continuing operations	(22,928)	(137,219)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	17,505	14,881
Amortization	31,929	32,418
Change in provision for bad debt expense	(353)	7,219
Write down of inventory	1,201	2,386
Compensation expense for share-based plans	4,165	4,076
Amortization of debt issuance costs	3,032	6,463
Deferred tax provision	823	35,582
Goodwill impairment charge	—	116,182
Loss (gain) on sale of businesses	1,308	(54,253)
Changes in operating assets and liabilities, net of effects of acquisition and disposition:
Trade accounts receivable	8,937	18,051
Inventories	(12,095)	(8,477)
Prepaid expenses and other assets	(32,680)	(39,184)
Accounts payable, accrued expenses and other liabilities	6,310	(30,468)
Net cash provided by (used in) continuing operating activities	7,154	(32,343)
Net cash provided by (used in) discontinued operating activities	(2,484)	(14,022)
Net cash provided (used in) operating activities	4,670	(46,365)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(10,579)	(9,147)
Proceeds from sale of property, plant and equipment	2	(122)
Proceeds from the sale of business	9,993	166,210
Proceeds from beneficial interest of factored receivables	1,531	2,212
Net cash provided by continuing investment activities	947	159,153
Net cash used in discontinued investing activities	—	(11,338)
Net cash provided by investing activities	947	147,815
FINANCING ACTIVITIES
Proceeds from long-term debt	145,550	165,800
Payments of long-term debt	(148,450)	(279,191)
Proceeds from the exercise of stock options	151	117
Withholding tax payments on restricted and performance stock units converted	(4,154)	—
Net cash used in financing activities	(6,903)	(113,274)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,163)	29
(DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(4,449)	(11,795)
Cash, cash equivalents, and restricted cash at beginning of period	77,696	85,727
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$73,247	$73,932

CIRCOR INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (unaudited)

	October 3, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$71,969	$76,452
Trade accounts receivable, less allowance for doubtful accounts of $8,374 and $9,035 at October 3, 2021 and December 31, 2020, respectively	93,222	102,730
Inventories	132,242	129,084
Prepaid expenses and other current assets	118,783	93,226
Assets held for sale	—	5,073
Total Current Assets	416,216	406,565
PROPERTY, PLANT AND EQUIPMENT, NET	158,327	168,763
OTHER ASSETS:
Goodwill	155,739	158,944
Intangibles, net	315,452	353,595
Deferred income taxes	761	779
Other assets	43,780	41,882
TOTAL ASSETS	$1,090,275	$1,130,528
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$72,883	$61,236
Accrued expenses and other current liabilities	74,357	75,624
Accrued compensation and benefits	32,454	28,332
Total Current Liabilities	179,694	165,192
LONG-TERM DEBT	507,093	507,888
DEFERRED INCOME TAXES	26,767	28,980
PENSION LIABILITY, NET	152,322	163,642
OTHER NON-CURRENT LIABILITIES	39,855	58,785
SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 21,627,259 and 21,373,813 issued at October 3, 2021 and December 31, 2020 respectively	217	214
Additional paid-in capital	453,761	452,728
(Accumulated deficit) retained earnings	(107,996)	(86,461)
Common treasury stock, at cost (1,372,488 shares at October 3, 2021 and December 31, 2020)	(74,472)	(74,472)
Accumulated other comprehensive loss, net of tax	(86,966)	(85,968)
Total Shareholders' Equity	184,544	206,041
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,090,275	$1,130,528

CIRCOR INTERNATIONAL, INC.
SUMMARY OF ORDERS AND BACKLOG
(in millions) (unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020

ORDERS (1)
Aerospace & Defense	$54.0	$59.1	$181.3	$207.8
Industrial	139.7	107.5	449.3	359.9
Total Orders	$193.7	$166.6	$630.6	$567.7

	October 3, 2021	September 27, 2020
BACKLOG (2)
Aerospace & Defense	$179.7	$211.4
Industrial	254.9	204.0
Total Backlog	$434.6	$415.4

Note 1: Orders do not include the foreign exchange impact due to the re-measurement of customer backlog amounts denominated in foreign currencies. Orders for the nine months ended September 27, 2020 include orders from businesses divested prior to September 27, 2020 of $4.4 million.

Note 2: Backlog includes unshipped customer orders for which revenue has not been recognized.

CIRCOR INTERNATIONAL, INC.
SEGMENT INFORMATION
(in thousands, except percentages)
UNAUDITED

	2020					2021
As reported	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL
ORDERS
Aerospace & Defense	$72,031	$76,616	$59,105	$46,796	$254,548	$72,999	$54,243	$54,028	$181,270
Industrial	136,443	116,023	107,453	121,690	481,609	153,695	155,959	139,691	449,345
Total	$208,474	$192,639	$166,558	$168,486	$736,157	$226,693	$210,203	$193,719	$630,615

NET REVENUES
Aerospace & Defense	$65,493	$62,241	$62,249	$77,839	$267,822	$60,001	$60,761	$61,484	$182,246
Industrial	126,720	123,825	124,391	130,513	505,449	120,654	129,585	129,298	379,537
Total	$192,213	$186,066	$186,640	$208,352	$773,271	$180,655	$190,346	$190,782	$561,783

SEGMENT OPERATING INCOME
Aerospace & Defense	$12,494	$13,142	$14,782	$18,675	$59,093	$10,706	$12,095	$14,868	$37,668
Industrial	5,169	12,406	9,807	12,441	39,823	9,735	10,400	11,268	31,403
Corporate expenses	(6,588)	(9,664)	(7,244)	(7,789)	(31,285)	(8,002)	(7,850)	(6,878)	(22,726)
Total	$11,075	$15,884	$17,345	$23,327	$67,631	$12,439	$14,645	$19,258	$46,345

SEGMENT OPERATING MARGIN %
Aerospace & Defense	19.1%	21.1%	23.7%	24.0%	22.1%	17.8%	19.9%	24.2%	20.7%
Industrial	4.1%	10.0%	7.9%	9.5%	7.9%	8.1%	8.0%	8.7%	8.3%
Total	5.8%	8.5%	9.3%	11.2%	8.7%	6.9%	7.7%	10.1%	8.2%

	2020					2021
Results of divested businesses (1)	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL
ORDERS - Industrial	$4,449	$—	$—	$—	$4,449	$—	$—	$—	$—
NET REVENUES - Industrial	$4,900	$—	$—	$—	$4,900	$—	$—	$—	$—
SEGMENT OP. INC. -Industrial	$—	$—	$—	$—	$—	$—	$—	$—	$—
(1) Divested businesses are related to the Industrial Segment and include Instrumentation & Sampling. Distributed Valves are discontinued operations and not reflected in the As Reported figures in accordance with US GAAP.

CIRCOR INTERNATIONAL, INC.
SUPPLEMENTAL INFORMATION REGARDING DIVESTED BUSINESS
(in thousands, except percentages) (unaudited)

	2020					2021
Results excluding divested businesses	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL
ORDERS
Aerospace & Defense	$72,031	$76,616	$59,105	$46,796	$254,548	$72,999	$54,243	$54,028	$181,270
Industrial	131,994	116,023	107,453	121,690	477,160	153,695	155,959	139,691	449,345
Total	$204,025	$192,639	$166,558	$168,486	$731,708	$226,693	$210,203	$193,719	$630,615

NET REVENUES
Aerospace & Defense	$65,493	$62,241	$62,249	$77,839	$267,822	$60,001	$60,761	$61,484	$182,246
Industrial	121,820	123,825	124,391	130,513	500,549	120,654	129,585	129,298	379,537
Total	$187,313	$186,066	$186,640	$208,352	$768,371	$180,655	$190,346	$190,782	$561,783

SEGMENT OPERATING INCOME
Aerospace & Defense	$12,494	$13,142	$14,782	$18,675	$59,093	$10,706	$12,095	$14,868	$37,668
Industrial	5,169	12,406	9,807	12,441	39,823	9,735	10,400	11,268	31,403
Corporate expenses	(6,588)	(9,664)	(7,244)	(7,789)	(31,285)	(8,002)	(7,850)	(6,878)	(22,726)
Total	$11,075	$15,884	$17,345	$23,327	$67,631	$12,439	$14,645	$19,258	$46,345

SEGMENT OPERATING MARGIN %
Aerospace & Defense	19.1%	21.1%	23.7%	24.0%	22.1%	17.8%	19.9%	24.2%	20.7%
Industrial	4.2%	10.0%	7.9%	9.5%	8.0%	8.1%	8.0%	8.7%	8.3%
Total	5.9%	8.5%	9.3%	11.2%	8.8%	6.9%	7.7%	10.1%	8.2%

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS
(in thousands, except percentages) (unaudited)

	2020					2021
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL

Net Cash (Used In) Provided By Operating Activities	$(23,947)	$(24,883)	$2,465	$23,641	$(22,724)	$(17,703)	$10,984	$11,389	$4,670
LESS
Capital expenditures, net of sale proceeds (a)	3,412	3,527	2,330	3,275	12,544	3,392	2,644	4,541	10,577
FREE CASH FLOW	$(27,359)	$(28,410)	$135	$20,366	$(35,268)	$(21,095)	$8,340	$6,848	$(5,907)

Gross Debt	$602,288	$592,038	$540,463	$519,938	$519,938	$536,938	$523,038	$517,038	$517,038
Less: Cash & Cash equivalents	170,861	125,421	72,772	76,452	76,452	75,680	72,181	71,969	71,969
GROSS DEBT, NET OF CASH	$431,427	$466,617	$467,691	$443,486	$443,486	$461,258	$450,857	$445,069	$445,069

TOTAL SHAREHOLDERS' EQUITY	$290,845	$273,351	$220,814	$206,041	$206,041	$196,106	$183,039	$184,544	$184,544

GROSS DEBT AS % OF EQUITY	207%	217%	245%	252%	252%	274%	286%	280%	280%
GROSS DEBT, NET OF CASH AS % OF EQUITY	148%	171%	212%	215%	215%	235%	246%	241%	241%

(a) includes capital expenditures, net of sales proceeds of discontinued operations

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS
(in thousands, except percentages) (unaudited)

	2020					2021
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL
NET (LOSS) INCOME	$(78,948)	$(34,092)	$(58,524)	$(13,934)	$(185,498)	$(7,119)	$(15,563)	$1,147	$(21,535)
LESS:
Restructuring related inventory charges	(602)	—	351	—	(251)	—	958	(60)	899
Restructuring charges, net	2,883	588	502	972	4,945	2,060	2,281	(312)	4,029
Acquisition amortization	10,218	10,681	10,625	10,939	42,463	10,487	10,498	10,416	31,401
Acquisition depreciation	974	980	1,011	1,021	3,986	2,375	1,326	1,412	5,113
Special (recoveries) charges, net	(45,175)	5,019	436	473	(39,247)	(2,869)	4,522	1,126	2,779
Goodwill Impairment charge	116,182	—	—	—	116,182	—	—	—	—
Income tax impact	7,704	(22,549)	53,240	13,125	51,521	(335)	2,266	(860)	1,071
Net loss (income) from discontinued operations	(9,162)	43,847	(341)	795	35,140	239	878	(2,510)	(1,393)
ADJUSTED NET INCOME	$4,074	$4,475	$7,300	$13,390	$29,240	$4,838	$7,165	$10,359	$22,363

(LOSS) EARNINGS PER COMMON SHARE (Diluted)	$(3.96)	$(1.68)	$(2.93)	$(0.70)	$(9.28)	$(0.35)	$(0.77)	$0.06	$(1.05)
LESS:
Restructuring related inventory charges	(0.03)	—	0.02	—	(0.01)	—	0.05	—	0.04
Restructuring charges, net	0.14	0.03	0.02	0.05	0.25	0.10	0.11	(0.02)	0.20
Acquisition amortization	0.51	0.53	0.53	0.55	2.13	0.52	0.52	0.51	1.53
Acquisition depreciation	0.05	0.05	0.05	0.05	0.20	0.12	0.07	0.07	0.25
Special (recoveries) charges, net	(2.27)	0.25	0.02	0.02	(1.96)	(0.14)	0.22	0.05	0.14
Impairment charge	5.83	—	—	—	5.81	—	—	—	—
Income tax impact	0.39	(1.11)	2.66	0.66	2.58	(0.02)	0.11	(0.04)	0.05
(Loss) earnings) per share from discontinued operations	(0.46)	2.16	(0.02)	0.04	1.76	0.01	0.04	(0.12)	(0.07)
ADJUSTED EARNINGS PER SHARE (Diluted)	$0.20	$0.22	$0.36	$0.66	$1.43	$0.24	$0.35	$0.50	$1.09

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS
(in thousands, except percentages) (unaudited)

	2020					2021
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL

NET (LOSS) INCOME	$(78,948)	$(34,092)	$(58,524)	$(13,934)	$(185,498)	$(7,119)	$(15,563)	$1,147	$(21,535)
LESS:
Interest expense, net	9,011	8,486	8,202	8,520	34,219	8,369	7,957	7,997	24,323
Depreciation	5,121	4,958	4,802	5,504	20,385	6,509	5,461	5,535	17,505
Amortization	10,516	10,976	10,925	11,245	43,662	10,696	10,657	10,576	31,929
Provision for income taxes	8,374	(21,769)	54,318	15,299	56,222	400	2,961	(92)	3,268
Loss (income) from discontinued operations	(9,162)	43,847	(341)	795	35,140	239	878	(2,510)	(1,393)
EBITDA	$(55,088)	$12,406	$19,383	$27,429	$4,130	$19,094	$12,351	$22,653	$54,097
LESS:
Restructuring related inventory charges (recoveries)	(602)	—	351	—	(251)	—	958	(60)	899
Restructuring charges, net	2,883	588	502	972	4,945	2,060	2,281	(312)	4,029
Special (recoveries) charges, net	(45,175)	5,019	436	473	(39,247)	(2,869)	4,522	1,126	2,779
Goodwill impairment charge	116,182	—	—	—	116,182	—	—	—	—
ADJUSTED EBITDA	$18,200	$18,013	$20,671	$28,873	$85,758	$18,285	$20,112	$23,407	$61,804

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS
(in thousands, except percentages) (unaudited)

	2020					2021
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL

GAAP OPERATING INCOME (LOSS)	$(73,405)	$(1,384)	$4,420	$9,923	$(60,446)	$386	$(4,940)	$6,676	$2,122
LESS:
Restructuring related inventory charges (recoveries)	(602)	—	351	—	(251)	—	958	(60)	899
Amortization of inventory step-up	—	—	—	—	—	—	—	—	—
Restructuring charges, net	2,883	588	502	972	4,945	2,060	2,281	(312)	4,029
Acquisition amortization	10,218	10,681	10,625	10,939	42,463	10,487	10,498	10,416	31,402
Acquisition depreciation	974	980	1,011	1,021	3,986	2,375	1,326	1,412	5,114
Special (recoveries) charges, net	(45,175)	5,019	436	473	(39,247)	(2,869)	4,522	1,126	2,779
Goodwill impairment charge	116,182	—	—	—	116,182	—	—	—	—
ADJUSTED OPERATING INCOME	$11,075	$15,884	$17,345	$23,327	$67,631	$12,439	$14,645	$19,258	$46,345

GAAP OPERATING MARGIN	(38.2)%	(0.7)%	2.4%	4.8%	(7.8)%	0.2%	(2.7)%	3.5%	0.4%
LESS:
Restructuring related inventory charges (recoveries)	(0.3)%	—%	0.2%	—%	—%	—%	0.5%	—%	0.2%
Amortization of inventory step-up	—%	—%	—%	—%	—%	—%	—%	—%	—%
Restructuring charges, net	1.5%	0.3%	0.3%	0.5%	0.6%	1.1%	1.3%	(0.2)%	0.7%
Acquisition amortization	5.3%	5.7%	5.7%	5.3%	5.5%	5.8%	5.8%	5.5%	5.6%
Acquisition depreciation	0.5%	0.5%	0.5%	0.5%	0.5%	1.3%	0.7%	0.7%	0.9%
Special (recoveries) charges, net	(23.5)%	2.7%	0.2%	0.2%	(5.1)%	(1.6)%	2.5%	0.6%	0.5%
Goodwill impairment charge	60.4%	—%	—%	—%	15.0%	—%	—%	—%	—%
ADJUSTED OPERATING MARGIN	5.8%	8.5%	9.3%	11.2%	8.7%	6.9%	8.1%	10.1%	8.2%